UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

EIGHTCO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA 18042	34695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2024, Eightco Holdings Inc. (the “Company”) entered into an At-The-Market Issuance Sales Agreement (the “Agreement”) with Univest Securities, LLC, as the sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent, as sales agent or principal, shares of common stock, par value $0.001 per share (the “Shares”), having an aggregate offering price of up to $2,000,000 (the “Offering”).

Under the Agreement, the Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under Securities Act of 1933, as amended (the “Securities Act”).

The Company will pay the Agent a commission of 3% of the aggregate gross sales prices of the Shares. The Company will also reimburse the Agent for fees and disbursements of counsel to the Agent in an amount not to exceed $37,000 in connection with the signing of the Agreement.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Agreement contains customary representations and warranties, covenants and indemnification and contribution obligations, including indemnification and contribution for liabilities under the Securities Act. The Agreement may be terminated (i) by the Company at any time in its sole discretion by giving five days’ written notice to the Agent or (ii) by the Agent, at any time in its sole discretion by giving written notice to the Company.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement under the Securities Act on Form S-3 (File No. 333-276876), which was declared effective by the Securities and Exchange Commission (the “SEC”) on April 18, 2024, and the prospectus supplement relating to the Shares, dated April 25, 2024, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act on April 25, 2024.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement and the Offering does not purport to be complete and is qualified in its entirety by reference to such exhibit. The Agreement has been included to provide investors and security holders with information regarding its terms. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

This report shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Graubard Miller
23.1	Consent of Graubard Miller (included in Exhibit 5.1)
10.1	At the Market Issuance Sales Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024

Eightco Holdings Inc.

By:	/s/ Paul Vassilakos
Name:	Paul Vassilakos
Title:	Chief Executive Officer